Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 21, 2004, except for Note 3 as to which the date is June 23, 2004, relating to the financial statements and financial statement schedules of Firearms Training Systems, Inc., which appears in Firearms Training Systems, Inc.’s Annual Report on Form 10-K for the year ended March 31, 2004.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

May 16, 2005